FORM 10-K                                    Page 264

Exhibit 23.1


                   McGLADREY & PULLEN, LLP


   Consent of McGladrey & Pullen, LLP, Independent Auditor



     We hereby consent to the incorporation by reference in Cone Mills Corporation's Registration Statements on Form S-8 (Nos. 33-31977; 33-31979; 33-51951; 33-51953; 33-67800 and 33-
53705) of our reports; dated February 14, 1996, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K of Cone Mills Corporation for the fiscal year ended December 31, 1995.





                                   /s/ McGLADREY & PULLEN, LLP
                                   McGladrey & Pullen, LLP


Greensboro, North Carolina
March 28, 1996